Exhibit 10.56

AMENDMENT NO. 3
TO
LINE LETTER AGREEMENT

THIS AMENDMENT NO. 3 TO LINE LETTER AGREEMENT (this “Amendment”) is entered into as of February [__], 2015, by and among IM BRANDS, LLC, a Delaware limited liability company (“Borrower”), XCEL BRANDS, INC., a Delaware corporation (“Guarantor”) and BANK HAPOALIM B.M. (“Bank”).

BACKGROUND

Borrower, Guarantor and Bank are parties to a Line Letter Agreement dated as of July 31, 2013 (as amended by that certain Amendment No. 1, dated as of April 1, 2014 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Letter Agreement”) pursuant to which Bank made a term loan to Borrower.

On July 31, 2013 Borrower executed a Promissory Note in the original principal amount of $13,000,000 in favor of Bank (as amended, modified, supplemented and restated from time to time, the “Note”) to evidence such term loan.

Guarantor has guaranteed the payment and performance of Borrower’s obligations to Bank under the Note and the Letter Agreement pursuant to a Guaranty dated as of July 31, 2013 (as amended, modified, supplement and restated from time to time, the “Guaranty”).

Borrower and Bank have agreed to amend the Loan Documents on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the financial accommodations to be provided to H Licensing by Bank, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Letter Agreement and the Note, as applicable.

2.            Amendment to Letter Agreement. The Letter Agreement is hereby amended as follows:

(a)          Section 4(f) is amended by deleting the last sentence thereof.

(b)          Section 4(n) is amended in its entirety to provide as follows:

“(n) Cash Flow Recapture. If for any fiscal year commencing with the fiscal year ending on December 31, 2015, there shall be Excess Cash Flow for such fiscal year, the Borrower shall pay to Bank an amount equal to the Applicable Recapture Percentage of such Excess Cash Flow (the “Cash Flow Recapture Requirement”), to be applied by Bank to the principal amount of the Term Loan in the reverse order of maturity. The Cash Flow Recapture Requirement for any such fiscal year shall be received by the Bank no later than the date of delivery of the financial statements for such fiscal year required pursuant to Section 3(a)(i). As used herein, the term “Applicable Recapture Percentage” shall mean (i) until such time as payments received by Bank as respects the principal amount of the Term Loan and the principal amount of the term loan made to JR Licensing by the Bank equals $1,000,000 in the aggregate (other than a result of scheduled amortization payments), fifth percent (50%) and (ii) at all times thereafter, twenty percent (20%).”

3.            Conditions of Effectiveness. This Amendment shall become effective upon (a) a Lender’s receipt of this Amendment executed by Borrower and Guarantor in form and substance satisfactory to Bank and (b) the payment to Bank of an amendment fee in the amount of $10,000.

4.            Representations and Warranties. Each of Borrower and Guarantor hereby represents and warrants as follows:

(a)           This Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and Guarantor, to the extent a party thereto and are enforceable against Borrower and Guarantor in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or limiting the right of specific performance.

(b)           Upon the effectiveness of this Amendment, each of Borrower and Guarantor hereby reaffirms all covenants, representations and warranties made in the Loan Documents to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)           No Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)           Neither Borrower nor Guarantor has any defense, counterclaim or offset with respect to the Loan Documents.

5.            Effect on the Loan Documents.

(a)           Upon the effectiveness of this Amendment, each reference to a Loan Document shall mean and be a reference to such Loan Document as amended hereby.

(b)           Except as specifically amended herein, the Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of any Loan Document.

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6.            Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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7.            Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.            Counterparts; Electronic Transmission. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

IM BRANDS, LLC
By: Xcel Brands, Inc., its Manager

By:	/s/ Seth Burroughs
Name: Seth Burroughs
Title: Executive Vice President

XCEL BRANDS, INC.

By:	/s/ Seth Burroughs
Name: Seth Burroughs
Title: Executive Vice President

BANK HAPOALIM B.M.

By:	/s/ Robert Schnitzer
Name: Robert Schnitzer
Title: SVP

By:	/s/ Michael Barnett
Name: Michael Barnett
Title: SVP Middle Market